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     Exhibit 12.1

     Ratios of Earnings to Fixed Charges and Preferred Stock Dividends

                                                                        Three-Months Ended August 31, Nine-Months Ended August 31,
                                                                        ----------------------------------------------------------
                       (Dollars in thousands)                                2002            2003         2002          2003
-----------------------------------------------------------------------------------       ---------    ----------     --------
Income (Loss) from continuing operations before taxes                     $  (1,029)      $  (2,942)   $  (26,365)    $ 12,406
                                                                          ---------       ---------    ----------     --------
Fixed Charges:
     Interest                                                                 8,610           9,249        28,596       25,941
     Interest factor portion of rentals                                         480             413         1,440        1,238
                                                                          ---------       ---------    ----------     --------
                                                                              9,090           9,662        30,036       27,179
                                                                          ---------       ---------    ----------     --------
Earnings (Loss) before fixed charges                                      $   8,061       $   6,720    $    3,671     $ 39,585
                                                                          ---------       ---------    ----------     --------
Preferred stock dividends accreted or accrued                             $   3,718       $   4,168    $   10,949     $ 12,274
                                                                          ---------       ---------    ----------     --------
Ratio of earnings to fixed charges and preferred stock dividends                N/A             N/A           N/A         1.00x
                                                                          ---------       ---------    ----------     --------
Earnings inadequate to cover fixed charges and preferred stock dividends  $   4,747       $   7,110    $   37,314          N/A
                                                                          ---------       ---------    ----------     --------

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